UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2016
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36505 (Commission File Number)	46-5001985 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

As previously disclosed, on July 26, 2016, Viper Energy Partners LP (the “Partnership”), a subsidiary of Diamondback Energy, Inc., entered into an Underwriting Agreement, by and among the Partnership, Viper Energy Partners GP LLC, Viper Energy Partners LLC and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership and the purchase by the Underwriters, of 7,000,000 common units representing limited partner interests in the Partnership at a purchase price to the public of $16.00 per common unit, and granting to the Underwriters an option (the “Option”) for a period of 30 days to purchase up to an additional 1,050,000 common units on the same terms (the “Option Unit Offering”).

On August 8, 2016, the Underwriters exercised the Option in full, and the Option Unit Offering closed on August 11, 2016. The Option Unit Offering was made pursuant to the Partnership’s effective shelf registration statement on Form S-3 (File No. 333-205432), filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2015 and declared effective by the SEC on July 13, 2015 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, dated as of July 13, 2015, a preliminary prospectus supplement, filed with the SEC on July 25, 2016, and a final prospectus supplement, filed with the SEC on July 28, 2016.

In connection with the Option Unit Offering, the Partnership is filing a legal opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the common units issued in the Option Unit Offering, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement.

Item 9.01.    Financial Statements and Exhibits.

Exhibits

Number	Exhibit
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the common units issued in the Option Unit Offering.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto).

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	August 11, 2016

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Senior Vice President and Assistant Secretary

Exhibit Index

Number	Exhibit
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the common units issued in the Option Unit Offering.
23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto).

*	Filed herewith.